                                  EXHIBIT 5.1

                              AHLERS & COONEY, P.C.

          100 Court Avenue / Suite 600 / Des Moines, Iowa 50309-2231 /
           phone: 515-243-7611 / fax: 515-243-2149 / www.ahlerslaw.com

-------------------------------------------------------------------------------
           ATTORNEY NAME * ATTORNEY EMAIL * EMAIL DIAL (515) 243-7611

                                                                October 29, 2004

Board of Directors
West Bancorporation, Inc.
1601 - 22nd Street
West Des Moines, Iowa  50266

      RE: Registration Statement on Form S-8
          West Bancorporation, Inc. Employee Savings and
          Stock Ownership Plan

Ladies and Gentlemen:

      We have acted as counsel for West Bancorporation, Inc., an Iowa corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed on October 29, 2004 with the Securities and Exchange Commission for the purpose of registering an indeterminate amount of interests ("KSOP Interests") for issuance under the Employee Savings and Stock Ownership Plan (the "Plan").

      In our capacity as such counsel, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to express the opinions hereinafter set forth. On the basis thereof, we are of the opinion that:

      1. The Company has been duly incorporated and is legally existing as a corporation under the laws of the State of Iowa.

      2. When the Registration Statement becomes effective and the KSOP Interests have been issued and delivered as contemplated in the Plan, the KSOP Interests will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.

                                                     Respectfully submitted,

                                                     /s/ Ahlers & Cooney, P.C.

JHB:dc
encl.

                                       17